Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

AZZ Inc.
Fort Worth, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 27, 2018, relating to the consolidated financial statements, the effectiveness of AZZ Inc.’s internal control over financial reporting and schedule of AZZ Inc. (the “Company”) appearing in the Company's Annual Report on Form 10-K for the year ended February 28, 2018.

/s/ BDO USA, LLP
BDO USA, LLP

Dallas, Texas
July 27, 2018